UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a party other than the Registrant	☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

Power REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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301 Winding Road Old Bethpage, NY 11804 212-750-0371 http://www.pwreit.com/

_________, 2026

Dear Series A Preferred Shareholder:

Attached please find materials related to the Special Meeting (the “Special Meeting”) of the holders of 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock Liquidation Preference $25.00 per Share (the “Series A Preferred Stock”) of Power REIT, a Maryland Real Estate Investment Trust (the “Trust” or “Power REIT”).

We have included with this letter a Proxy Statement that provides you with detailed information about the Special Meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about Power REIT from documents we have filed with the Securities and Exchange Commission.

You are being asked at the Special Meeting to approve (i) an amendment to the Articles Supplementary to our Declaration of Trust relating to the Series A Preferred Stock, in the form set forth in Appendix A to the attached proxy statement (the “Preferred Stock Amendment”), to provide that each share of Series A Preferred Stock shall be automatically converted into 0.5 of our common shares, $0.001 par value per share (the “Common Shares”), upon the effective time of the Preferred Stock Amendment (such automatic conversion, the “Conversion”) (the “Preferred Stock Proposal”); (ii) if the Preferred Stock Proposal is not approved, or the Board does not effect the Conversion, the election of Alexander Kachmar and David Cacciapaglia as additional trustees of the Board of Trustees (the “Board Nominee Proposal”); and (iii) one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal or the Board Nominee Proposal. If the Preferred Stock Proposal is not approved, the Board currently intends to pursue the delisting of the Series A Preferred Stock from the NYSE American, as described further below and in the accompanying proxy statement.

If the Preferred Stock Proposal is not approved by the holders of the Series A Preferred Stock, we believe we will have difficulty maintaining the NYSE American listing of our Common Shares and Preferred Shares. If we de-list from the NYSE American, the trading of our shares would only occur in privately negotiated sales and potentially on the over-the-counter market, if one or more brokers chooses to make a market for the Common Shares there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Unfortunately, this typically results in significantly reduced liquidity and valuations. In such event it is likely the Trust would conclude that it should deregister all of our securities and cease performing the reporting requirements of a public company in order to save resources. The Preferred Stock Proposal is an effort being taken by the Trust to seek to maintain its listing and public company status.

For more information, please see “The Preferred Stock Proposal—Reasons for the Preferred Stock Proposal and the Conversion—Compliance with Continued Listing Requirements of the NYSE American” in the accompanying proxy statement.

Your vote is important. We encourage you to vote your shares prior to the Special Meeting. You may vote your shares of Series A Preferred Stock through one of the methods described in the enclosed Proxy Statement. We strongly urge you to read the accompanying Proxy Statement carefully and to vote FOR each of the proposals.

On behalf of the Board of Trustees, we thank you for your ongoing support and investment in Power REIT.

Very truly yours,

David H. Lesser

Chairman of the Board of Trustees

Power REIT

301 Winding Road

Old Bethpage, NY 11804

NOTICE OF Special MEETING OF Series A Preferred Shareholders

__________________, 2026, 10:00 AM (local time)

The Special Meeting of the holders of 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock Liquidation Preference $25.00 per Share (the “Series A Preferred Stock”) of Power REIT, a Maryland Real Estate Investment Trust (the “Trust” or “Power REIT”), will be held on ___________, 2026, at 10:00 AM (local time) at 301 Winding Road, Old Bethpage NY 11804 (the “Special Meeting”).

The purpose of the Special Meeting is for the holders of the Series A Preferred Stock (the “Series A Preferred Shareholders”) to consider and vote upon the following proposals described in the accompanying proxy statement:

(i)	To approve an amendment to the Articles Supplementary to our Declaration of Trust relating to the Series A Preferred Stock (the “Articles Supplementary”), in the form set forth in Appendix A to the attached proxy statement (the “Preferred Stock Amendment”), to provide that each share of Series A Preferred Stock shall be automatically converted into 0.5 of our common shares, $0.001 par value per share (the “Common Shares”), upon the effective time of the Preferred Stock Amendment (the “Preferred Stock Proposal”);

(ii)	If the Preferred Stock Proposal is not approved, or the Board does not effect the Conversion, to elect Alexander Kachmar and David Cacciapaglia as additional trustees of the Board of Trustees (the “Board Nominee Proposal”); and

(iii)	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal.

If the Preferred Stock Proposal is not approved by the holders of the Series A Preferred Stock, we believe we will have difficulty maintaining the NYSE American listing of our Common Shares and Preferred Shares. If we de-list from the NYSE American, the trading of our shares would only occur in privately negotiated sales and potentially on the over-the-counter market, if one or more brokers chooses to make a market for the Common Shares there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Unfortunately, this typically results in significantly reduced liquidity and valuations. In such event it is likely the Trust would conclude that it should deregister all of our securities and cease performing the reporting requirements of a public company in order to save resources. The Preferred Stock Proposal is an effort being taken by the Trust to seek to maintain its listing and public company status.

For more information, please see “The Preferred Stock Proposal—Reasons for the Preferred Stock Proposal and the Conversion—Compliance with Continued Listing Requirements of the NYSE American” in the accompanying proxy statement.

The Board of Trustees has fixed the close of business on ___________, 2026 as the record date for the determination of Series A Preferred Shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Your vote is important. Whether or not you plan to attend the Special Meeting, if you are a record shareholder, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy                               electronically through the Internet or by telephone. If you hold your shares of Series A Preferred Stock in “street name,” you should instruct your broker, bank or other nominee on how to vote in accordance with the voting instruction form you receive from your bank, broker or other nominee.

A list of Series A Preferred Shareholders of record will be available for inspection at the Special Meeting.

By order of the Board of Trustees

David H. Lesser
Secretary
, 2026

IMPORTANT NOTICE CONCERNING THE AVAILABILITY OF PROXY MATERIALS FOR THE Special MEETING TO BE HELD ON [____________], 2026:

Proxy materials for the Special Meeting, including the Notice of Special Meeting of Series A Preferred Shareholders, proxy statement and proxy card are available at www.proxyvote.com.

Power REIT

301 Winding Road

Old Bethpage, NY 11804

Proxy Statement

Special MEETING OF SHAREHOLDERS

The Board of Trustees (sometimes referred to as the “Board”) of Power REIT, a Maryland Real Estate Investment Trust (the “Trust,” “we,” or “us”) is soliciting proxies to be voted at the special meeting (the “Special Meeting”) of the holders of the Trust’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock Liquidation Preference $25.00 per Share (the “Series A Preferred Stock”) to be held on [_________], 2026 at 10:00 A.M. local time at 301 Winding Road, Old Bethpage, NY 11804. This proxy statement and the accompanying notice of special meeting and a proxy card or voting instruction form are first being distributed or made available to the holders of the Trust’s Series A Preferred Stock (the “Series A Preferred Shareholders”) on or about [          ], 2026.

The purpose of the Special Meeting is for the Series A Preferred Shareholders to consider and vote upon the following proposals: (i) a proposal to approve an amendment to the Articles Supplementary to our Declaration of Trust relating to the Series A Preferred Stock (the “Articles Supplementary”), in the form set forth in Appendix A to this proxy statement (the “Preferred Stock Amendment”), to provide that each share of Series A Preferred Stock shall be automatically converted into 0.5 of our common shares, $0.001 par value per share (the “Common Shares”), upon the effective time of the Preferred Stock Amendment (the “Preferred Stock Proposal”); (ii) a proposal to elect Alexander Kachmar and David Cacciapaglia as additional trustees of the Board of Trustees, which election will be effective only if the Preferred Stock Proposal is not approved or the Board does not effect the Conversion (the “Board Nominee Proposal”); and (iii) a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal or the Board Nominee Proposal (the “Adjournment Proposal”). If the Preferred Stock Proposal is not approved, the Board currently intends to pursue the delisting of the Series A Preferred Stock from the NYSE American.

If the Preferred Stock Proposal is not approved by the holders of the Series A Preferred Stock, we believe we will have difficulty maintaining the NYSE American listing of our Common Shares and Preferred Shares. If we de-list from the NYSE American, the trading of our shares would only occur in privately negotiated sales and potentially on the over-the-counter market, if one or more brokers chooses to make a market for the Common Shares there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Unfortunately, this typically results in significantly reduced liquidity and valuations. In such event it is likely the Trust would conclude that it should deregister all of our securities and cease performing the reporting requirements of a public company in order to save resources. The Preferred Stock Proposal is an effort being taken by the Trust to seek to maintain its listing and public company status.

For more information, please see “The Preferred Stock Proposal—Reasons for the Preferred Stock Proposal and the Conversion—Compliance with Continued Listing Requirements of the NYSE American” in the accompanying proxy statement.

The Board of Trustees has fixed the close of business on _________ 2026, as the record date (the “Record Date”) for the determination of Series A Preferred Shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. At the close of business on the Record Date, there were 336,944 shares of Series A Preferred Stock issued and outstanding and entitled to vote.

Voting Procedures

Shareholder of Record: Shares Registered in Your Name

If you hold shares of Series A Preferred Stock in your own name, as a “holder of record” or “registered” holder, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to have your shares voted by proxy, you may submit a proxy over the Internet, via telephone or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions.

The procedures for voting are fairly simple:

●	Submit a Proxy by Internet. If you choose to submit a proxy by internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions.

●	Submit a Proxy by Mail. If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided; or

●	Vote at the Special Meeting. Submitting a proxy by mail, Internet or telephonically will not limit your right to vote at the Special Meeting if you decide to attend the Special Meeting and vote in person.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you do not hold shares of Series A Preferred Stock in your own name, but instead hold your interest in shares of Series A Preferred Stock through one or more intermediaries, such as a bank, broker or other nominee (in many cases referred to as owning shares “in street name”), then you are considered a “beneficial owner”, and you will be able to vote the shares in which you hold your interest through those intermediaries. An intermediary will forward our proxy materials to you and provide you with instructions as to how to vote your shares of Series A Preferred Stock.

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Additional Information About Voting

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

Q:	What items of business will be voted on at the Special Meeting?

A:	The three (3) items of business to be voted on at the Special Meeting are: (i) the Preferred Stock Proposal; (ii) the Board Nominee Proposal; and (iii) the Adjournment Proposal.

Q:	How does the Board of Trustees recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” each of the Preferred Stock Proposal, the Board Nominee Proposal and the Adjournment Proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:	Holders of record of our Series A Preferred Stock as of the close of business on the Record Date, February [ ], 2026, are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

As of the Record Date, there were 336,944 shares of Series A Preferred Stock outstanding and entitled to vote. Series A Preferred Shareholders are entitled to one vote for each share of Series A Preferred Stock outstanding as of the Record Date.

Q:	What is the difference between holding shares of Series A Preferred Stock as a shareholder of record and as a beneficial owner?

A:	Some of our Series A Preferred Shareholders hold their shares of Series A Preferred Stock through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares of Series A Preferred Stock held of record and those owned beneficially.

Record Holder: If your shares of Series A Preferred Stock are registered directly in your name on the Trust’s books maintained with the Trust’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by the Trust. As the Series A Preferred Shareholder of record, you have the right to vote your proxy directly or to directly vote in person at the Special Meeting.

Beneficial Owner of Shares of Series A Preferred Stock Held in Street Name: If your shares of Series A Preferred Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares of Series A Preferred Stock held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner of shares of Series A Preferred Stock, you have the right to direct your broker, bank or other nominee on how to vote the shares of Series A Preferred Stock held in your account. However, since you are not a shareholder of record, you may not vote these shares of Series A Preferred Stock in person at the Special Meeting unless you bring with you a legal proxy from the Series A Preferred Shareholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, instruct your broker, bank or nominee to vote your shares of Series A Preferred Stock pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

Q:	What happens if I do not vote?

A:	Record Holder: If you are a shareholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares of Series A Preferred Stock will not be voted.

Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the NYSE rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholders proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholders votes on executive compensation), and certain corporate governance proposals, even if management-supported.

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If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a separate matter is deemed “non-routine” and the broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner. Such unvoted shares on “non-routine” matters are counted as broker non-votes. Because there are no routine matters on which brokers, banks or other nominees can vote without instruction at the Special Meeting, no broker non-votes are expected at the Special Meeting. If you hold your shares of Series A Preferred Stock in street name and you do not instruct your broker, bank or other nominee how to vote on either proposal, no votes will be cast on your behalf.

If the Preferred Stock Proposal is not approved by the holders of the Series A Preferred Stock, we believe we will have difficulty maintaining the NYSE American listing of our Common Shares and Preferred Shares. If we de-list from the NYSE American, the trading of our shares would only occur in privately negotiated sales and potentially on the over-the-counter market, if one or more brokers chooses to make a market for the Common Shares there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Unfortunately, this typically results in significantly reduced liquidity and valuations. In such event it is likely the Trust would conclude it is in its interest to deregister all of our Common Shares and Series A Preferred Stock and cease being a public company in order to save resources. The Preferred Stock Proposal is an effort being taken by the Trust to seek to maintain its listing and public company status.

For more information, please see “The Preferred Stock Proposal—Reasons for the Preferred Stock Proposal and the Conversion—Compliance with Continued Listing Requirements of the NYSE American” in the accompanying proxy statement.

Q:	Can I change my vote or revoke my proxy?

A:	Record Holder: To change your vote or revoke your proxy if you are the record holder, you may (i) give our Corporate Secretary a notice of revocation in writing c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804; (ii) submit a later-dated proxy, subject to the voting deadlines that are described on the proxy card; or (iii) attend the Special Meeting and cast your vote in person. Attendance at the meeting will not, by itself, change or revoke a proxy unless you specifically so request. The last vote received chronologically will supersede any prior votes.

Beneficial Owner of Shares Held in Street Name: For shares of Series A Preferred Stock you hold beneficially, you may change or revoke your vote by following instructions provided by your broker, bank or other nominee.

Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:	If you return a signed proxy card without indicating your voting preferences, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, namely: (i) FOR the Preferred Stock Proposal; (ii) FOR the Board Nominee Proposal; and (iii) FOR the Adjournment Proposal.

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Preferred Stock Proposal	The affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series A Preferred Stock.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable. There are not expected to be any.
Board Nominee Proposal	The affirmative vote of a plurality of the votes cast.	“FOR” “WITHHOLD”	No effect	Not applicable. There are not expected to be any.
Adjournment Proposal	The affirmative vote of the holders of a majority of shares of Series A Preferred Stock present at the Special Meeting in person or by proxy and casting a vote on the Adjournment Proposal	“FOR” “AGAINST” “ABSTAIN”	No effect	Not applicable. There are not expected to be any.

See the table above for the voting requirements.

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Q:	What is a quorum and why is it necessary?

A:	Conducting business at the Special Meeting requires a quorum. At any meeting of the Trust’s shareholders, the presence in person or by proxy of shareholders entitled to cast one-third (33 1/3%) of all the votes entitled to be cast at such meeting shall constitute a quorum and such meeting shall be deemed duly organized. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares of Series A Preferred Stock will be counted towards the quorum only if you submit a valid proxy (or in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares on a matter for which the broker does not have discretionary authority to vote the shares) are not applicable to the Special Meeting.

If there is no quorum, the shareholders entitled to vote at the Special Meeting, present in person or by proxy shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The affirmative vote of the holders of two-thirds (66 2/3%) of the Series A Preferred Stock that is outstanding and entitled to vote at the Special Meeting is required to approve the Preferred Stock Proposal. Therefore, while a quorum is necessary to conduct the meeting, the number of votes cast in favor of the Preferred Stock Proposal must meet this higher two-thirds threshold for approval, which will require participation beyond the minimum quorum requirement.

Q:	What should I do if I receive more than one proxy statement?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Trust or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	The cost of this solicitation of proxies will be borne by the Trust. Solicitations may be made by mail, telephone, facsimile or electronic mail, and by officers of the Trust without extra compensation. The Trust will reimburse brokerage firms and other third parties for their reasonable and customary expenses in forwarding our proxy materials to beneficial owners of our Series A Preferred Stock.

Q:	Who can help answer my questions?

A:	If you have any questions about the Special Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Secretary of the Trust in writing c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804, by phone at (212) 750-0371, or by email at ir@pwreit.com

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The Preferred Stock Proposal

General

The Trust deems it advisable to amend our Articles Supplementary to provide that each share of Series A Preferred Stock shall be automatically converted into 0.5 Common Shares, in each case upon the effective time of the Preferred Stock Amendment, and directing that the Preferred Stock Amendment be submitted for consideration by the Company’s shareholders at a special meeting. The description in this Proxy Statement of the Preferred Stock Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the actual text of the Preferred Stock Amendment attached as Appendix A to this Proxy Statement. The text of the Preferred Stock Amendment remains subject to modification to include such changes as may be required by the Maryland State Department of Assessments and Taxation and as our Board deems necessary or advisable to implement the Preferred Stock Amendment to automatically convert the Series A Preferred Stock.

The Conversion rate of 0.5 Common Shares per share of Series A Preferred Stock is based on the same rate to which Series A Preferred Shareholders are already entitled under the Series A Preferred Stock’s existing terms in the Articles Supplementary, specifically, the optional conversion right triggered by a Delisting Event, under which a Series A Preferred Shareholder may elect to convert at a rate of up to the Share Cap. The Share Cap under the Articles Supplementary is five (5) Common Shares per share of Series A Preferred Stock, which is adjusted to give effect to the Trust’s 10-for-1 reverse stock split of the Common Shares (effected June 2, 2026) to 0.5 Common Shares per share of Series A Preferred Stock which is the same rate as the Conversion offered here. In other words, the Preferred Stock Proposal gives Series A Preferred Shareholders now, on a cooperative and orderly basis, the same conversion terms they would otherwise only become entitled to later, and only under the far worse circumstances of a Delisting Event.

Approval of the Preferred Stock Proposal by our Series A Preferred Shareholders is a necessary, but not sufficient, condition to effecting the Conversion. The Trust has separately filed a preliminary proxy statement, and expects to file a definitive proxy statement, for its 2026 Annual Meeting of Shareholders, at which the Trust is separately seeking the approval of holders of Common Shares of an amendment to the Trust’s Declaration of Trust that would, among other things, be required before the Board could effect the Conversion described in this Proxy Statement. The Conversion cannot be effected unless both (i) the Preferred Stock Proposal described in this Proxy Statement is approved by our Series A Preferred Shareholders and (ii) the related amendment is approved by our common shareholders at the 2026 Annual Meeting of Shareholders or any adjournment or postponement thereof. There can be no assurance that common shareholders will approve the amendment being sought at the 2026 Annual Meeting of Shareholders.

If approved by our Series A Preferred Shareholders, the Board would be permitted, but not required, to effect the Conversion at any time prior to the one-year anniversary of the date on which the Preferred Stock Proposal is approved by our Series A Preferred Shareholders. Once effected, the Conversion would apply uniformly to all outstanding shares of Series A Preferred Stock — each share would automatically convert into 0.5 Common Shares upon the effective time of the Preferred Stock Amendment.

Reasons for the Preferred Stock Proposal and the Conversion

Compliance with Continued Listing Requirements of the NYSE American

On January 23, 2026, we received a notice from NYSE Regulation regarding a proposed rule filing (File no: SR-NYSEAMER-2025-72) submitted by the NYSE to the Securities and Exchange Commission (“SEC”). This proposed rule, if approved, would subject a company’s common stock to immediate suspension and delisting if its average global market capitalization is less than $5.0 million over a 30-trading-day period, with no opportunity to submit a compliance plan. The NYSE American has indicated that preferred stock is not included in the market capitalization calculation. The Trust does not currently meet this proposed requirement. While this proposed rule is seemingly on hold and has not been approved by the SEC, it is consistent with the direction of the major exchanges regarding limiting listing for micro-cap companies, and there is no way to know when or if it will go into effect. In addition, separate and apart from this proposed rule, the Trust is at risk of failing to meet its existing NYSE American continued listing requirements, including the requirement that the Trust maintain a minimum level of shareholders’ equity on its balance sheet, a threshold the Trust is currently at risk of failing to satisfy. By effecting the Conversion and causing all of the outstanding shares of Series A Preferred Stock to automatically convert into Common Shares, the Trust believes it would improve its position with respect to meeting listing requirements, although there can be no assurance that the Conversion alone would be sufficient to maintain compliance with either requirement.

The Preferred Stock Proposal contemplates that each issued and outstanding share of Series A Preferred Stock would automatically be converted into 0.5 Common Shares. We are requesting your consent because the Articles Supplementary do not currently allow for an automatic conversion of the Series A Preferred Stock in the discretion of the Board and only allow for optional conversion in the discretion of the Series A Preferred Shareholders. The Board believes that the automatic conversion of all outstanding shares of Series A Preferred Stock into Common Shares is in the best interests of the Trust because it is expected to, among other things, enable the Trust to meet the new proposed requirements of the NYSE American regarding global market capitalization described in more detail above and thereby helping to maintain the listing of the Common Shares on the NYSE American.

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The Board also believes that maintaining the Trust’s NYSE American listing is costly, and that those costs are justified primarily to the extent the listing provides the Trust with practical access to the public capital markets. Even if the Trust is able to satisfy the NYSE American’s continued listing requirements described above, whether or not the Conversion is effected, the Board may nonetheless determine that the costs of maintaining the listing of the Trust’s securities and of public company reporting are not in the best interests of the Trust if the Trust is unable to clean up its capital structure and balance sheet so as to be in a position to realistically access the capital markets. In that circumstance, the Board believes it may make more sense for the Trust to pursue u and deregistration, which would reduce ongoing public-company costs, rather than continue to bear the expense of a listing without the offsetting benefit of capital-markets access.

The Series A Preferred Stock’s existing terms already include an optional conversion right that is triggered upon a Change of Delisting Event (as those terms are defined in the Articles Supplementary), pursuant to which a Series A Preferred Shareholder may elect to convert shares of Series A Preferred Stock into Common Shares at a rate of up to the Share Cap, which, giving effect to the Trust’s 10-for-1 reverse stock split described above, is currently 0.5 Common Shares per share of Series A Preferred Stock. See “Description of Series A Preferred Stock Prior to the Preferred Stock Amendment” below. The Board set the Conversion rate at this same 0.5 Common Shares per share level because it reflects a conversion rate to which Series A Preferred Shareholders would already be entitled under the Series A Preferred Stock’s existing terms in a delisting and deregistration scenario, which is a scenario the Board believes has become significantly more likely given the Trust’s capital structure and balance sheet challenges described above.

The Board believes it is preferable for Series A Preferred Shareholders to obtain the benefit of this conversion rate now, on a cooperative and orderly basis, rather than potentially later, in a delisting or deregistration scenario that the Trust may be unable to avoid if it is not able to clean up its capital structure. If the Preferred Stock Proposal is not approved, the Trust’s ability to address the risks described above, including the NYSE American continued listing risks and the capital structure challenges described above, would remain unresolved. As described further under “—Intention to Delist and Deregister if the Preferred Stock Proposal Is Not Approved” below, if the Preferred Stock Proposal is not approved, the Board currently intends to pursue delisting of the Series A Preferred Stock from the NYSE American. In that scenario, Series A Preferred Shareholders would be limited to whatever rights they have under the Series A Preferred Stock’s existing terms at that time, including the existing optional conversion right described above in the event of a deregistration, which may be more difficult to exercise, and less valuable in practice, once the Trust’s securities are no longer listed or registered. Approving the Preferred Stock Proposal now allows Series A Preferred Shareholders and the Trust to reach a comparable economic outcome cooperatively, in an orderly fashion, and while the Trust remains a listed, reporting company.

Assuming approval by the Series A Preferred Shareholders, the Board will determine the effective date of the Conversion. However, the Board reserves the right to abandon the Preferred Stock Amendment if it determines, in its sole discretion that the Conversion is no longer in the best interests of the Trust and its shareholders, and it will promptly notify shareholders of such a decision. The Conversion would eliminate the right of Series A Preferred Shareholders to receive cash upon liquidation or redemption, as well as cash dividends. In return, it would provide them with liquidity in the form of Common Shares. Failure to comply with the proposed continued listing standards will subject the Trust to delisting procedures. The Board has considered the potential harm of delisting, which could adversely affect the liquidity of our securities as OTC markets are generally less efficient. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our securities on an OTC market. Many investors likely would not buy or sell our securities due to difficulty in accessing OTC markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The Board believes the Conversion is a potentially effective means to mitigate the adverse consequences of delisting from the NYSE American.

Intention to Delist if the Preferred Stock Proposal Is Not Approved

If the Preferred Stock Proposal is not approved, the Board currently intends to pursue the delisting of the Series A Preferred Stock, and, if the Board ultimately determines it to be in the best interests of the Trust and its shareholders, the Common Shares as well, from the NYSE American, and the deregistration of the Trust’s securities under the Exchange Act. This reflects the Board’s current assessment, based on its review of the Trust’s capital structure, the costs of continuing as a listed, reporting company, and the practical benefits the Trust actually realizes from that status today.

The Series A Preferred Stock represents a substantial overhang on the Trust’s capital structure. So long as it remains outstanding on its current terms, the Board believes it will continue to materially impair the Trust’s ability to raise capital on acceptable terms, to pursue accretive strategic transactions, and to realize the benefits that a public listing is intended to provide. If the Preferred Stock Proposal is not approved, that overhang will remain unresolved. In that circumstance, the Board may conclude that it would not be in the best interests of the Trust or its shareholders to continue bearing the costs and burdens of maintaining a public listing and SEC reporting status — including the direct costs of compliance, the demands on management’s time, and the litigation and regulatory exposure that come with being a public company — without a realistic path to using that status to access the capital markets.

Accordingly, if the Preferred Stock Proposal is not approved, Series A Preferred Shareholders should expect that the Board will pursue delisting of the Series A Preferred Stock and possibly deregistration, rather than continuing to operate as a listed, reporting company while the overhang remains in place. Series A Preferred Shareholders who wish to avoid the consequences of delisting and deregistration described elsewhere in this Proxy Statement — including reduced liquidity and significantly less financial and other disclosure — should consider this in deciding how to vote on the Preferred Stock Proposal.

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Liquidity for Series A Preferred Shareholders

The Series A Preferred Stock trades at low volumes, which can make it challenging for many Series A Preferred Shareholders to monetize their position in the stock. Low trading volumes in the Trust’s listed securities may adversely affect holders’ ability to resell their securities at prices that are attractive, or at all. The Series A Preferred Stock is currently convertible into Common Shares only in limited circumstances. Furthermore, we expect the liquidity of the Series A Preferred Stock to be more limited in the event of a delisting. By voting for the Preferred Stock Proposal and converting to Common Shares, Series A Preferred Shareholders have the potential to significantly improve the liquidity of their holdings.

The Common Shares have higher trading volume. If the conversion of the Preferred Shares into Common shares is consummated and the Trust retains its listing, the liquidity should improve dramatically over current trading volumes in both the Preferred Shares and the Common Shares. The Series A Preferred Stock is currently convertible into Common Shares only in limited circumstances. By voting for the Preferred Stock Proposal and converting to Common Shares, Series A Preferred Shareholders have the potential to significantly improve the liquidity of their holdings

Inability to Pay Dividends Under the Maryland General Corporation Law

Due to the Trust’s cash flow from current operations and the working capital needs, the Trust has deferred the declaration of dividends on the Series A Preferred Stock for a total of fourteen quarterly periods, representing an aggregate accrued and unpaid amount as of the Record Date of $6.78 per share. The Trust does not anticipate declaring dividends on the Series A Preferred Stock for the foreseeable future. In addition to these operational constraints, the Trust’s ability to declare dividends may also be subject to restrictions under the Maryland General Corporation Law, which limits a Maryland trust’s ability to make distributions in certain circumstances relating to its solvency and balance sheet. Unless the Trust’s financial condition improves materially, the Trust expects dividends on the Series A Preferred Stock to remain suspended for an extended period, and the accrued and unpaid amount to continue to grow. If the Preferred Stock Proposal is not approved, the Series A Preferred Shareholders should not expect cash dividend payments any time in the future.

Strategic Opportunities

Management has engaged in several strategic discussions regarding strategic investments and mergers and acquisitions (“M&A”). The Series A Preferred Stock continues to substantially limit opportunities to negotiate strategic investments and M&A. Potential investors and merger candidates view the dividend obligation and the Series A Preferred Stock liquidation preference as challenging burdens, and this perception undermines management’s ability to negotiate potential transactions with reasonable terms and conditions. Additionally, the rights of the Series A Preferred Shareholders upon a change of control, including redemption rights, are likely to deter any potential investors from making bona fide offers to acquire our company or our assets that could provide value to our shareholders. As the Trust continues to act on its plan to increase revenues and seek accretive acquisition opportunities and working capital, voting in favor of the Preferred Stock Proposal would significantly improve the Trust’s ability to pursue opportunities to create value for our shareholders. In addition to pursuing strategic transactions, the Trust is actively working on a business plan involving assets sized such that the Trust believes it can prove out the concept in the near term using capital currently available to it, which the Trust believes has the potential to generate attractive risk-adjusted returns. The Trust may announce further details regarding this plan in the near future. There can be no assurance that the Trust will be successful in executing on this or any other strategic opportunity.

The Trust believes that the existence of the Series A Preferred Stock and the continuing accumulation of undeclared dividends creates an “overhang” which is an impediment to raising other capital to fund the Trust’s growth and to potential combinations with other businesses. Accordingly, the Board believes simplifying the Trust’s capital structure by converting the Series A Preferred Stock into Common Shares is in the best interests of the Trust, the Series A Preferred Shareholders and the Common Shareholders.

Common Shares to Be Received Upon Conversion of Series A Preferred Stock

We believe that the Common Shares to be received by the Series A Preferred Shareholders pursuant to the Conversion will be unrestricted and not subject to further registration under the Securities Act, unless the shares are owned by our “affiliates” as that term is defined in Rule 144 under the Securities Act. As soon as practicable after the Conversion, but in no event later than ten (10) days thereafter, the Exchange Agent will mail to each holder of Series A Preferred Stock a letter of transmittal and instructions advising such holder of the effectiveness of the Conversion and the procedure for surrendering to the Exchange Agent certificates or book-entry shares of Series A Preferred Stock in exchange for Common Shares. Holders of Series A Preferred Stock who surrender their certificates or book-entry shares and duly complete and execute the transmittal materials, or who have taken other steps to surrender the evidence of their interest in the Series A Preferred Stock in accordance with the instructions accompanying the letter of transmittal, will, upon the Exchange Agent’s acceptance of such certificates or book-entry shares and transmittal materials or evidence, be entitled to receive a certificate (or evidence of shares in book-entry form, as applicable) representing the number of Common Shares that such holder is entitled to receive. No interest will accrue or be paid with respect to any cash paid in lieu of fractional Common Shares.

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Currently Authorized Stock

Pursuant to our Declaration of Trust, we are currently authorized to issue 100,000,000 Common Shares or such other class of shares as may be determined by the Board. We currently have two (2) classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) the Common Shares and (ii) the Series A Preferred Stock. As of the Record Date, there were 367,120 Common Shares outstanding and 336,944 shares of Series A Preferred Stock outstanding. No shares of any class or series of preferred stock other than the Series A Preferred Stock were outstanding as of the Record Date.

Procedures for and Effects of the Conversion

If the Preferred Stock Proposal is approved by our Series A Preferred Shareholders, the Board, in its sole discretion, at any time prior to the one-year anniversary of the date on which such approval is received, may decide to cause the Preferred Stock Amendment to be filed with the Maryland State Department of Assessments and Taxation and effect the Conversion. Even with Series A Preferred Shareholder approval of the Preferred Stock Proposal, the Board may decide, in its sole discretion, not to proceed with the Conversion (and therefore not file the Preferred Stock Amendment). No further action on the part of the Series A Preferred Shareholders will be required to either implement or abandon the Conversion. If the Preferred Stock Amendment has not been filed with the Maryland State Department of Assessments and Taxation prior to the one-year anniversary of the date on which the Preferred Stock Proposal is approved by our Series A Preferred Shareholders, then our Board will have been deemed to have abandoned the Preferred Stock Amendment and the Conversion.

Upon the filing of the Preferred Stock Amendment with the Maryland State Department of Assessments and Taxation (the time of such filing, the “Conversion Effective Time”), each outstanding share of Series A Preferred Stock will automatically convert into 0.5 Common Shares, in each case without any further action by the Trust or any Series A Preferred Shareholder. We then plan to file a certificate of elimination for the Series A Preferred Stock, so that the Series A Preferred Stock will no longer be an authorized series of preferred stock issuable by the Trust. The shares of Series A Preferred Stock previously designated as preferred stock will return to the status of authorized and undesignated Common Shares under our Declaration of Trust. Our Board may designate those shares as a new series of preferred stock for issuance in the future, although the Board has no current plans to do so. If the Conversion is effected, the additional Common Shares to be issued pursuant to the Conversion will represent approximately 31.5% of the Trust’s total outstanding Common Shares. No fractional shares will be issued in connection with the Conversion. Any fractional Common Shares that Series A Preferred Shareholders of record would be entitled to receive will be rounded down to the nearest whole number of Common Shares in lieu of such fractional share.

Currently
	Issued	Current		Pro Forma
	and	% Ownership	Pro Forma	% Ownership
	Outstanding	of	Common	of
	Common	Common	Shares	Common
Class of Holders	Shares	Shares	Ownership (1)	Shares (1)
Series A Preferred Stock	0	0%	168,472	68.5%
Common Shares	367,120	100%	367,120	31.5%

(1) Assumes each share of Series A Preferred Stock currently outstanding will be converted into 0.5 Common Shares per share upon effectiveness of the Preferred Stock Amendment.

If the Preferred Stock Proposal does not pass, the Preferred Stock Amendment will not be filed with the Maryland State Department of Assessments and Taxation. In that case, the accumulated and unpaid dividends on the Series A Preferred Stock would not be eliminated and will be payable to the Series A Preferred Shareholders when, as and if declared by our Board. Further, dividends on the Series A Preferred Stock will continue to accumulate until declared and paid and the Series A Preferred Stock would not be eliminated.

If we are unable to complete the Preferred Stock Proposal and improve our capital structure, we will consider other alternatives available to us at that time to meet the NYSE American rules to maintain its listing and the benefit of doing so relative to delisting and going private which would save costs associated with staying listed and having publicly registered securities.

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Determination of the Conversion Terms

In reaching its conclusion that the Preferred Stock Proposal is in our best interests and the best interests of all our Series A Preferred Shareholders, the Board consulted our management, legal counsel, and financial advisors regarding the ratio of the Conversion, relied on the experience of members of the Board, and considered a number of factors, including the following material factors:

●	The existing conversion ratio for Preferred Stock in the event of a delisting and de-registration of the Preferred Stock
●	The rights of the Preferred Stock contained in its Articles
●	The recent market values of the Series A Preferred Stock and Common Shares;
●	The liquidation preference value of the Series A Preferred Stock, including accumulated and unpaid dividends (the “Cumulative Liquidation Preference”);
●	The estimated ability of the Trust to pay further dividends on the Series A Preferred Stock;
●	The ability of the Trust to raise additional equity capital;
●	The limited trading volume and limited liquidity of the Series A Preferred Stock and the Common Shares; and

No Appraisal Rights

No shareholder of the Trust will have appraisal rights, or any contract right to petition for fair value, with respect to the Conversion or the Preferred Stock Proposal, and the Trust will not independently provide shareholders with such rights.

Certain Effects of the Preferred Stock Proposal and the Conversion

All Common Shares issued as a result of the Conversion will be validly issued, fully paid and non-assessable. The Trust will also be required to take all necessary action to ensure both that such Common Shares are freely transferable and not subject to any resale restrictions under the Securities Act or any applicable state securities or blue sky laws, and that such shares are listed for trading on the NYSE American at or prior to the time of delivery of such shares to former holders of the Series A Preferred Stock. No Common Shares issued in connection with the Conversion will be encumbered by, or subject to, any agreement (including any lock-up or market standoff agreement), term or condition restricting (i) the sale, tradability, distribution, pledge or other disposition of such; (ii) the ability to offer to sell, trade, distribute, pledge or dispose such Common Shares; (iii) the ability to contract to sell, trade, distribute, pledge or dispose (including any short sale) such Common Shares; and/or (iv) the right to grant any option to purchase such Common Shares or enter into any hedging or similar transaction with the same economic effect as a sale, trade, distribution, pledge or disposition of such Common Shares.

Material United States Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the Conversion to us and to U.S. Holders (as defined below) that hold shares of our Series A Preferred Stock as “capital assets” for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (as defined below). This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, all as of the date hereof, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the Conversion to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Conversion.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S-Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our Series A Preferred Stock as part of a hedge, straddle, conversion or other risk reduction transaction, and persons who acquired our Series A Preferred Stock in connection with employment or the performance of services. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Series A Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Series A Preferred Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Conversion to them.

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The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Conversion are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Conversion, whether or not they are in connection with the Conversion. This discussion should not be considered as tax or investment advice, and the tax consequences of the Conversion may not be the same for all shareholders. Each shareholder should consult their own tax advisors to understand the tax consequences of the Conversion with respect to their circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Series A Preferred Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH shareholder IS URGED TO CONSULT WITH SUCH shareholder’s OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE CONVERSION

Tax Consequences to the Trust

The Conversion should be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. As a result, the Trust should not recognize taxable income, gain or loss in connection with the Conversion.

Tax Consequences to U.S. Holders

Provided the Conversion qualifies as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss in connection with the Conversion for U.S. federal income tax purposes; provided that the greater of (i) the fair market value or (ii) the liquidation preference of our Common Shares received in the Conversion is less than or equal to the issue price of our Series A Preferred Stock surrendered in the Conversion. A U.S. Holder’s aggregate tax basis in the Common Shares received pursuant to the Conversion should equal the aggregate tax basis of the shares of our Series A Preferred Stock surrendered, and such U.S. Holder’s holding period in the Common Shares received pursuant to the Conversion should include the holding period in the shares of our Series A Preferred Stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Series A Preferred Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Series A Preferred Stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Conversion.

Interests of Trustees and Executive Officers

Our trustees and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Preferred Stock Proposal except to the extent of their ownership of shares of Series A Preferred Stock and our Common Shares.

Required Vote

The affirmative vote of the holders of two-thirds (66 2/3%) of the Series A Preferred Stock that is outstanding and entitled to vote at the Special Meeting is required to approve the Preferred Stock Proposal. You may vote for, against or expressly abstain with respect to this Preferred Stock Proposal. The Preferred Stock Proposal is considered a non-routine matter and, as such, brokers do not have discretion to vote on the Preferred Stock Proposal without your instruction. If you do not instruct your broker how to vote on the Preferred Stock Proposal, your broker will not be able to vote your Series A Preferred Stock on the Preferred Stock Proposal. Abstentions will have the effect of votes “against” the Preferred Stock Proposal. Broker non-votes are not expected with respect to the Preferred Stock Proposal

Our Board recommends a vote “FOR” the approval of the Preferred Stock Proposal.

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Risk Factors

You should carefully consider the risks and uncertainties described throughout this proxy statement, including those described below, and the risk factors set forth in our periodic reports that we file with the SEC regarding the risks of investment in our securities, before you decide whether to vote in favor of to the Preferred Stock Proposal and potentially receive Common Shares upon the conversion of your Series A Preferred Stock.

Risks Related to the Preferred Stock Proposal and the Conversion

If the Preferred Stock Proposal is not approved, the Trust’s ability to address significant capital structure, listing and capital-raising challenges will remain unresolved, and it is reasonably likely the Trust will not remain listed unless the Series A Preferred Stock overhang is addressed.

The Trust faces several distinct, independent challenges to maintaining its NYSE American listing and its ability to raise capital, each described in more detail under “The Preferred Stock Proposal—Reasons for the Preferred Stock Proposal and the Conversion” above. First, NYSE American has proposed a new continued listing standard tied to average global market capitalization; if that rule goes into effect, and the Trust does not meet it, the Trust’s Common Shares would likely be delisted. Second, separate and apart from that proposed rule, the Trust is at risk of failing to meet its existing NYSE American continued listing requirements, including its shareholders’ equity requirement. Third, even if the Trust satisfies all applicable listing requirements, the Board may nonetheless determine that the costs of maintaining the listing and of public company reporting are not justified if the Trust is unable to clean up its capital structure and access the capital markets, and may choose to pursue delisting and deregistration voluntarily. In addition, the Series A Preferred Stock’s growing liquidation preference and senior claim on the Trust’s assets create an overhang that the Board believes contributes to valuation uncertainty for the Common Shares independent of the liquidation preference itself, and materially impairs the Trust’s ability to raise capital on acceptable terms; eliminating this overhang could improve trading and valuation of the Common Shares beyond simply removing the senior liquidation claim. Taken together, the Board believes it is reasonably likely that the Trust will not remain listed on the NYSE American unless the Series A Preferred Stock overhang is addressed through the Conversion or another comparable transaction. If the Trust is delisted and deregisters its securities, Series A Preferred Shareholders and holders of Common Shares would face substantially reduced liquidity, since trading would be limited to privately negotiated sales and, if available, the OTC market, and would receive significantly less financial and other disclosure than the Trust currently provides as a reporting company under the Exchange Act. Other companies that have been delisted and deregistered have in some cases seen their securities trade at a small fraction of their prior value, sometimes described as trading for pennies on the dollar, reflecting the loss of an established trading market and reduced transparency into the company’s financial condition.

Even if the Preferred Stock Proposal is approved, we cannot assure you that the Conversion will be sufficient to maintain the Trust’s NYSE American listing or resolve the capital-raising challenges created by the Series A Preferred Stock overhang.

The Conversion is expected to increase the Trust’s outstanding Common Shares and market capitalization, which the Board believes should improve the Trust’s position with respect to the NYSE American’s proposed market capitalization standard and its ability to raise capital and meet existing shareholders’ equity requirement, and should reduce the valuation uncertainty the Board believes the Series A Preferred Stock overhang has created for the Common Shares. However, there can be no assurance that the Conversion alone will be sufficient to maintain compliance with these or other NYSE American continued listing standards, or that it will meaningfully improve the Trust’s ability to raise capital or valuation. The issuance of additional Common Shares pursuant to the Conversion will also increase the number of Common Shares outstanding and could result in a decline in the market price of the Common Shares, at least in the near term, notwithstanding the Board’s belief that eliminating the Series A Preferred Stock overhang should be beneficial to trading and valuation of the Common Shares over time.

The Conversion may result in a decline in the market price of our Common Shares.

The Conversion will result in the issuance of an additional 168,472 Common Shares and an increase in the liquidity and trading of our Common Shares which may cause a decline in the market price of our Common Shares.

The Conversion may have material federal U.S. income tax consequences.

The Conversion of Series A Preferred Stock into Common Shares may be a taxable event to the extent of cumulative differences in the shares at the time of the conversion, including but not limited to (i) the value of accumulated, undeclared and unpaid dividends on the preferred shares and (ii) the amount, if any, by which the fair market value or liquidation preference, whichever is greater, of the common stock received in the exchange exceeds the issue price of the preferred stock surrendered. THIS DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE CONVERSION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE CONVERSION IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

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If the Preferred Stock Proposal is not approved and we are unable to effect the Conversion, we will consider other transactions s available to us at that time to meet the goal of complying with the NYSE proposed global market capitalization rule, which could adversely affect our business and financial position.

If the Preferred Stock Proposal is not approved and we are unable to effect the Conversion of the Series A Preferred Stock to Common Shares, we may consider other restructuring or financing options in order to increase our global market capitalization. These could include (i) a rights offering to increase the number of our Common Shares outstanding and our global market capitalization; and (ii) use of our at-the-market facility to increase our number of Common Shares outstanding and our global market capitalization. However, there can be no assurance that any such transaction would enable us to achieve a global market capitalization of $5 million or more.

Under the Preferred Stock Proposal, holders of the Series A Preferred Stock are forfeiting certain rights.

If shares of Series A Preferred Stock are converted into Common Shares pursuant to the Preferred Stock Proposal, holders of Series A Preferred Stock will lose certain rights including the following:

●	the right to receive quarterly dividends, including accumulated and unpaid dividends, which currently amount to $6.78 per preferred share;
●	the right to seek redemption of their shares of Series A Preferred Stock under certain circumstances; and
●	preference to distributions upon the liquidation of the Trust, which currently amounts to $25.00 per preferred share plus $6.78 per share in accumulated and unpaid dividends.

The Preferred Stock Proposal could result in adverse tax consequences for the Trust.

The issuance of new Common Shares as a result of a Conversion of the Series A Preferred Stock could result in a change in control for U.S. federal income tax purposes. Accordingly, our ability to utilize existing net operating losses to offset future taxable income will be limited pursuant to Section 382 of the Internal Revenue Code. This could result in greater U.S. federal cash income taxes payable than would otherwise be the case.

The proposed amendment may reduce the consideration that you receive for your Series A Preferred Stock.

If our Series A Preferred Shareholders approve the Preferred Stock Proposal, and our Board decides to file the Preferred Stock Amendment with the Maryland State Department of Assessments and Taxation and automatically convert of your shares of Series A Preferred Stock, you may receive less cash and less total consideration than if the Series A Preferred Stock were redeemed by us or, in the event of an voluntary or involuntary liquidation, dissolution or winding up of our affairs, if we had sufficient assets to pay the liquidation preference of the Series A Preferred Stock. If our Board decides not to file the Preferred Stock Amendment with the Maryland State Department of Assessments and Taxation, the powers, special rights and preferences of the Series A Preferred Stock will remain unchanged.

We have not obtained a third-party determination that the Preferred Stock Proposal is fair to Series A Preferred Shareholders.

We are making a recommendation to you that you vote in favor of the Preferred Stock Proposal because we believe that the Preferred Stock Proposal and the Preferred Stock Amendment are in the best interest of the Trust and our shareholders, including the Series A Preferred Shareholders. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the Series A Preferred Shareholders for purposes of evaluating the Preferred Stock Proposal or preparing a report concerning the fairness of the Preferred Stock Proposal.

Conflicts of interest may exist between holders of Common Shares, including our officers and trustees, and Series A Preferred Shareholders.

As of the Record Date, our trustees, executive officers and holders of more than 5% of our Common Shares beneficially owned, as a group, 20.7% of our Common Shares and 0% of our Series A Preferred Stock.

The existence of separate classes of stock, with one class holding a liquidation preference but limited voting rights, may give rise to a conflict of interest. Our Board has sought to act in the best interest of all shareholders, mindful of potential conflicts of interest. However, the Preferred Stock Proposal and the amendment of the terms of the Series A Preferred Stock may give rise to certain conflicts of interest between the Series A Preferred Shareholders and holders of our Common Shares, which we may not be able to effectively address including, but not limited to, the following:

●	The amendments to the terms of the Series A Preferred Stock reflected in the Preferred Stock Proposal and the Preferred Stock Amendment will reduce both the cash and total consideration paid to our Series A Preferred Shareholders relative to a redemption of the Series A Preferred Stock at the liquidation preference if it were to occur and will indirectly benefit the existing holders of Common Shares; and
●	The issuance of shares of our Common Shares to Series A Preferred Shareholders will cause the existing holders of Common Shares to experience dilution of their interests in the Trust.

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Holders of Series A Preferred Stock and Common Shares may file lawsuits against us and/or our trustees and executive officers in connection with the Preferred Stock Proposal, and an adverse judgment in any such litigation could negatively affect our business and operations.

We may incur costs in connection with the defense or settlement of any lawsuits filed by Series A Preferred Shareholders of our Series A Preferred Stock or holders of our Common Shares in connection with the Preferred Stock Proposal, the Conversion, or other matters. Such litigation could have an adverse effect on our financial condition and results of operations and could prevent or delay the consummation of any offering of our securities.

Risks Related to Our Common Shares

Factors could lead to our Common Shares being delisted from the NYSE American.

The Trust’s Common Shares could be subject to delisting by, the NYSE American, based on a number of factors, including, but not limited to, those relating to our market capitalization, our equity balance, the number of shareholders, the price of the Trust’s securities and the amount and composition of the Trust’s assets, changes in NYSE American ongoing listing requirements and other factors.

Our lease and loan exposure to licensed cannabis cultivators may cause the NYSE American to delist our Common Shares, regardless of whether we otherwise satisfy its listing standards.

Our Common Shares are currently listed on the NYSE American. To our knowledge, The NYSE American has not approved for listing any U.S.-based REITs engaged in the ownership of cannabis-related properties, other than Innovative Industrial Properties, Inc. (NYSE: IIPR), a cannabis-focused real estate investment trust listed in late 2016 just prior to the nomination of former Attorney General Sessions. Although we currently believe we meet the maintenance listing standards of the NYSE American, we cannot assure you that we will continue to meet those standards, or that the NYSE American will not seek to delist our Common Shares as a result of our entry into lease agreements with, and loans made to, licensed U.S. cannabis cultivators secured by mortgages or other liens on properties used in the cannabis cultivation business, or as a result of our failure to meet any other existing or future listing standards of the NYSE American, including the new proposed average global market capitalization rules. If our Common Shares are delisted from the NYSE American, then our Common Shares will trade, if at all, only on OTC markets, such as the OTCQB or OTCQX trading platforms, and then only if one or more registered broker-dealer market makers comply with quotation requirements. Any potential delisting of our Common Shares from the NYSE American could, among other things, depress our share price, substantially limit liquidity of our Common Shares and materially adversely affect our ability to raise capital on terms acceptable to us, or at all.

There is a 9.9% limit on the amount of our equity securities that any one person or entity may own.

In order to assist us in complying with limitations on the concentration of ownership of REIT stock imposed by the Code, among other purposes, our charter provides that no natural person or entity may, directly or indirectly, beneficially or constructively own more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate amount of our outstanding shares of all classes. If a person were found to own more than this amount, whether as a result of intentionally purchasing our securities, developments outside such person’s control or otherwise – for example, as a result of changes in the Trust’s capital structure, the inheritance of securities, or otherwise – then, among other things, the transfers leading to the violation of the 9.9% limit would be void and the Board would be authorized to take such actions as it deemed advisable to ensure the undoing of the transfers.

Low trading volumes in the Trust’s listed securities may adversely affect holders’ ability to resell their securities at prices that are attractive, or at all.

Our Common Shares are traded on the NYSE American under the ticker “PW”. The average daily trading volume of our Common Shares is less than that of the listed securities of many other companies, including larger companies. In part due to the relatively small trading volume of the Trust’s listed securities, any material sales of such securities by any person may place significant downward pressure on the market price of the Trust’s listed securities. In general, as a result of low trading volumes, it may be difficult for holders of the Trust’s listed securities to sell their securities at prices they find attractive, or at all.

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Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Common Shares could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. During the year ended December 31, 2025, the reported low sale price of our Common Shares was $6.00 on November 20, 2025, while the reported high sales price was $17.00 on August 14, 2025 as adjusted for a 1-for-10 reverse split that was completed on June 2, 2026. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. The stock market in general and the market for cannabis focused companies in particular have experienced extreme volatility. In addition, sales of substantial amounts of Common Shares, or the perception that such sales might occur, could adversely affect prevailing market price of our Common Shares, and our stock price may decline substantially in a short period of time. As a result of this volatility, investors may experience losses on their investment in our Common Shares. The market price for our Common Shares may be influenced by many factors, including the following:

●	sale of Common Shares by our shareholders, executives, and trustees;
●	volatility and limitations in trading volumes of our securities;
●	our ability to obtain financings to implement our business plans;
●	our ability to attract new tenants;
●	the impact of pandemics;
●	changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of securities by our shareholders;
●	our cash position;
●	announcements and events surrounding acquisitions, financing efforts, including debt and equity securities;
●	reputational issues;
●	our inability to successfully manage our business or achieve profitability;
●	changes in general economic, political and market conditions in any of the regions in which we conduct our business;
●	changes in industry conditions or perceptions;
●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
●	departures and additions of key personnel;
●	disputes and litigation;
●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;
●	market conditions or trends in our industry; and
●	other events or factors, many of which may be out of our control.

These broad market and industry factors may seriously harm the market price of our Common Shares, regardless of our operating performance. Since the stock price of our Common Shares has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common shares could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common shares will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due short sellers of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of such companies. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Our ability to issue preferred stock in the future could adversely affect the rights of existing holders of our equity securities.

Our charter permits our Board of Trustees to increase the number of authorized shares of our capital stock without the approval of holders of our Common Shares or Series A Preferred Stock. In addition, our charter permits our Board of Trustees to reclassify any or all of our unissued authorized shares as shares of preferred stock in one or more new series on terms determinable by our Board of Trustees, without the approval of holders of our Common Shares or Series A Preferred Stock. Future reclassifications or issuances by us of preferred stock, whether Series A Preferred Stock or some new series of preferred stock, could effectively diminish our ability to pay dividends or other distributions to existing equity security holders, including distributions upon our liquidation, dissolution or winding up.

The Conversion will dilute existing Common Shareholders.

The issuance of additional Common Shares upon the Conversion will result in the dilution of existing holders of Common Shares.

Ownership limitations may restrict change in control or business combination opportunities in which our shareholders might receive a premium for their shares.

To qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In order for us to remain qualified as a REIT under the Code, the relevant sections of our Charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of stock or more than 9.9% (in value or number of shares, whichever is more restrictive) of our outstanding Common Shares or any class or series of our outstanding preferred stock. These ownership limits and other restrictions could have the effect of discouraging a takeover or other transaction in which holders of our Common Shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interest.

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Description of the Common Shares

Overview of Capital Stock

We currently have two (2) classes of securities registered under Section 12 of the Exchange Act: (i) the Common Shares and (ii) the Series A Preferred Stock.

The following description of our Common Shares and Series A Preferred Stock is a summary of the detailed provisions of our Declaration of Trust (the “Declaration of Trust” or “Charter”) and By-laws governing the terms of these securities. These statements do not purport to be complete, or to give full effect to the provisions of applicable statutory and common law, and are subject to, and qualified in their entirety by reference to, the terms of our Declaration of Trust and By-Laws.

Pursuant to our Declaration of Trust, we are currently authorized to issue 100,000,000 Common Shares or such other class of shares as may be determined by the Board of Trustees. Our Board of Trustees, without any action by our shareholders, may amend our Declaration of Trust from time to time to issue securities of any type, class or series and increase or decrease the aggregate number of authorized Common Shares or other securities of any type, including without limitation any class or series of securities. Other than our Common Shares and our Series A Preferred Stock we do not currently have any other class of stock issued and outstanding.

Pursuant to our Declaration of Trust, the Board of Trustees may authorize, without approval of any shareholder, the issuance from time to time of shares of any class or series or securities or rights convertible into shares of any class or series for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share dividend or share split).

Except as may be provided by the Board of Trustees in setting the terms of any particular securities that we may issue, no holder of shares of our stock or other securities has any preemptive right to purchase or subscribe for any additional shares of our stock or other securities.

Power to Reclassify Shares of Our Stock

Our Board of Trustees may classify any unissued shares of preferred stock, and reclassify any unissued Common Shares or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our Common Shares with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board is required by the Maryland General Corporation Law, and our Charter to set, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Shares and Preferred Stock

We believe that the power of our Board to amend our Charter from time to time to increase the aggregate number of authorized shares of stock and the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares Common Shares or preferred stock and to classify or reclassify unissued our Common Shares or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional Common Shares, will be available for issuance without further action by our shareholders, unless shareholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our Common Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our Charter contains restrictions on the ownership and transfer of our Common Shares and other outstanding shares of stock. The relevant sections of our Charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value of the aggregate of our outstanding Common Shares or more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock; we refer to these limitations as the “ownership limits.” On April 28, 2014, our Board of Trustees granted an exemption to Hudson Bay Partners, LP, on behalf of itself, and its affiliates, including David H. Lesser from the 9.9% ownership limit.

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The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% in value of the aggregate of our outstanding shares of stock or 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of our Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

General

All of our issued and outstanding Common Shares are fully paid and nonassessable.

Voting Rights

Each holder of Common Shares is entitled to one vote for each share registered in such holder’s name on our books on all matters submitted to a vote of shareholders. The holders of our Common Shares do not have cumulative voting rights. As a result, the holders of Common Shares entitled to exercise more than 50% of the voting rights in an election of trustees can elect 100% of the trustees to be elected if they choose to do so. In such event, the holders of the remaining Common Shares voting for the election of trustees will not be able to elect any persons to our Board of Trustees. The Trust’s quorum requirements for the election of trustees and for other general matters submitted to a vote of shareholders, is 33% unless otherwise specified by statute or in our governing documents. Our trustees are elected to serve for one-year terms and are re-elected annually at the annual shareholders’ meeting.

Dividend Rights

Holders of Common Shares are entitled to such dividends as our Board of Trustees may declare out of funds legally available therefore. Debt agreements or preferred stock agreements that we enter into may contain restrictions on certain payments by us, including dividends.

Liquidation Rights and Other Preferences

Subject to the prior rights of creditors and any preferred stock outstanding, the holders of the Common Shares are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets. There are no preemptive or conversion rights or redemption or sinking fund provisions in respect of the Common Shares.

Maryland Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our Declaration of Trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Listing

The Common Shares are listed on the NYSE American under the ticker “PW.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Shares is Broadridge Corporate Issuer Solutions, Inc.

Certain Restrictions on Size of Holdings and Transferability

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code , among other purposes, our Declaration of Trust provides that no person or entity may own, directly or indirectly, more than 9.9% in economic value of the aggregate of the outstanding Common Shares of Power REIT. However, our Charter authorizes our Board of Trustees to exempt from time to time the ownership limits applicable to certain named individuals or entities. This provision or other provisions in our Declaration of Trust or By-laws, or provisions that we may adopt in the future, may limit the ability of our shareholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. On April 28, 2014, our Board of Trustees granted an exemption to Hudson Bay Partners, LP, on behalf of itself, and its affiliates, including David H. Lesser from the 9.9% ownership limit.

Our Charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code at any time during the taxable year, (2) transferring shares of our capital stock if such transfer would result in our stock being beneficially or constructively owned by fewer than 100 persons and (3) beneficially or constructively owning shares of our capital stock if such ownership would cause us otherwise to fail to qualify as a REIT.

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Description of Series A Preferred Stock prior to the Preferred Stock Amendment

General Information About Our Preferred Stock

Our Board of Trustees has the power under our Charter to classify and reclassify any unissued Common Shares into one or more classes or series of preferred stock, set the terms of each such class or series and authorize us to issue the newly classified or reclassified shares. Each such class or series of preferred stock will have such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by the Board of Trustees.

The Board of Trustees has reclassified and designated 1,675,000 shares of our Common Shares of beneficial interest as Series A Preferred Stock, and the current authorized capital stock of the Trust consists of 100,000,000 shares, classified as 98,325,000 Common Shares and 1,675,000 shares of Series A Preferred Stock. As of the Record Date, 336,944 shares of Series A Preferred Stock were issued and outstanding, meaning the Trust has the ability, without any further action to increase the designated pool of Series A Preferred Stock, to issue up to an additional 1,338,056 shares of Series A Preferred Stock on the same terms as the shares currently outstanding. The Trust may pursue the sale of additional shares of Series A Preferred Stock to new or existing investors, which the Trust believes could both raise additional capital for the Trust and, to the extent such investors are Series A Preferred Shareholders entitled to vote at the Special Meeting, help the Trust obtain the votes necessary to approve the Preferred Stock Proposal.

Additional shares of preferred stock may be issued in one or more series from time to time by our Board of Trustees, and the Board of Trustees is expressly authorized to fix the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of each series. Subject to the determination of our Board of Trustees, any shares of preferred stock that may be issued in the future would generally have preferences over our Common Shares with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of Power REIT.

Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Charter and bylaws setting forth the terms of a class or series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of Common Shares. Although our Board of Trustees does not have this intention at the present time, it or a duly authorized committee could establish another class or series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of the Trust that might involve a premium price for the Common Shares or otherwise be in the best interest of the holders thereof.

Below is a description of our Series A Preferred Stock:

Ranking

The Series A Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, ranks:

●	senior to our Common Shares and to all other equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up;

●	equal to any class or series of equity securities ranking equal to the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

●	junior to any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to divided rights or rights upon our liquidation, dissolution or winding up.

The term “equity securities” does not include convertible debt securities, which would rank senior to the Series A Preferred Stock prior to conversion (and whose ranking after conversion would depend on the specific terms of the post-conversion securities). In addition, the Series A Preferred Stock ranks junior to all our current and future indebtedness and the indebtedness of our subsidiaries.

Dividends

Holders of outstanding shares of the Series A Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.9375 per share each year, which is equivalent to the rate of 7.75% of the $25.00 liquidation preference per share of Series A Preferred Stock per annum.

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Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment may be made to holders of Common Shares or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking, as to liquidation rights, equal to the Series A Preferred Stock, then the holders of the Series A Preferred Stock and the shares of each such other class or series of stock ranking, as to liquidation rights, equal to the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Our consolidation or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up.

Optional Redemption

Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we may currently redeem any or all of the Series A Preferred Stock at any time, at a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared), if our board of trustees determines that such redemption is necessary to preserve our status as a REIT for federal income tax purposes.

If less than all of the outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other equitable manner as prescribed by our Board of Trustees that will not result in a violation of the ownership limits and restrictions on transfer of our stock contained in our Charter.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the cash payment of the dividends has been set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

Special Optional Redemption

During any period of time that both (i) the Series A Preferred Stock is not listed on the NYSE MKT, the NYSE, NASDAQ or an exchange or quotation system that is a successor to the NYSE MKT, the NYSE or NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is outstanding (such combination of circumstances a “Delisting Event”), we will have the option to redeem the outstanding Series A Preferred Stock, in whole and not in part, within 90 days after any such Delisting Event, for a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price), upon the giving of notice, as provided below.

In addition, upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole and not in part, and within 120 days after any such Change of Control occurred, by paying $25.00 per share plus all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the date of redemption (unless the redemption date is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price). If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), Series A Preferred Shareholders will not have the conversion right described below under “—Conversion Rights.”

Notwithstanding the foregoing, we shall not have the right to redeem the Series A Preferred Stock (x) upon any Delisting Event occurring in connection with a transaction set forth in the first bullet point of the definition of Change of Control unless such Delisting Event also constitutes a Change of Control or (y) with respect to any Delisting Event or Change of Control occurring in connection with a transaction (an “Affiliate Transaction”) with, or by, any person who prior to such transaction is an affiliate of the Trust.

If (i) we have given a notice of redemption, (ii) we have set aside sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all applicable accrued and unpaid dividends, then from and after the redemption date, those shares of Series A Preferred Stock will no longer be outstanding, no further dividends will accrue on them and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest.

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A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE MKT, the NYSE, NASDAQ or an exchange or quotation system that is a successor to the NYSE MKT, the NYSE or NASDAQ.

Redemption at Option of Holder upon a Change of Control/Delisting Event

Upon the occurrence of a Change of Control during a continuing Delisting Event at any time the Series A Preferred Stock is outstanding, then each holder of shares of Series A Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series A Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery (the “Change of Control/Delisting Redemption Date”) of the Change of Control/Delisting Company Notice, at a redemption price equal to 100% of the liquidation preference of $25.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), to and including the Change of Control/Delisting Redemption Date; provided, a holder shall not have any right of redemption with respect to any shares of Series A Preferred Stock being called for redemption pursuant to our optional redemption as described above under “Description of Capital Stock-Preferred Stock-Series A Preferred Stock-Optional Redemption,” or our special optional redemption as described above under “Description of Capital Stock-Preferred Stock-Series A Preferred Stock-Special Optional Redemption to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the Change of Control/Delisting Company Notice.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we provide notice of our election to redeem such shares of Series A Preferred Stock as described under “— Optional Redemption” or “—Special Optional Redemption,” to convert all or part of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right”, as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of Common Shares per share of Series A Preferred Stock (the “Common Share Conversion Consideration”) equal to the lesser of:

●	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

●	0.5, which we refer to as the “Share Cap.”

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Shares dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of our Common Shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Common Shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Common Shares outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which shares of our Common Shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of our Common Shares equal to the Common Shares Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control (the “Alternative Conversion Consideration”; and the Common Shares Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, is referred to as the “Conversion Consideration”).

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Voting Rights

Except as described below, holders of Series A Preferred Stock have no voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our Charter), each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote.

If dividends on the Series A Preferred Stock are not paid, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock (voting separately as a class with any other series of preferred stock ranking equal to the Series A Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock”) will be entitled to vote, at any special meeting called by our secretary at the request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any such series of voting preferred stock (unless such request is received fewer than 90 days before our next annual meeting of shareholders at which such vote shall occur) and at each annual meeting of shareholders, for the election of two additional trustees to serve on our Board of Trustees. The right of holders of Series A Preferred Stock to vote in the election of such trustees will terminate when all dividends accumulated on the outstanding shares of Series A Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the cash payment thereof set aside for payment. Unless the number of our trustees has previously been increased pursuant to the terms of any series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such trustees, the number of our trustees will automatically increase by two at such time as holders of Series A Preferred Stock become entitled to vote in the election of two additional trustees. Unless shares of voting preferred stock remain outstanding and entitled to vote in the election of such trustees, the term of office of such trustees will terminate, and the number of our trustees will automatically decrease by two, when all dividends accumulated for past dividend periods on the Series A Preferred Stock have been fully paid or declared and a sum sufficient for the cash payment thereof set aside for payment. If the rights of holders of Series A Preferred Stock to elect the two additional trustees terminate after the record date for the determination of holders of shares of Series A Preferred Stock entitled to vote in any election of such trustees but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date will not be entitled to vote in such election of trustees. The right of the holders of Series A Preferred Stock to elect the additional trustees will again vest if and whenever dividends are not paid for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a trustee, and no individual shall be qualified to be so nominated for election or to so serve as a trustee, if the individual’s service as a trustee would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with shares of other series of voting preferred stock, shares of different classes or series shall vote in proportion to the liquidation preference of the shares. shareholders Any trustee elected by the holders of Series A Preferred Stock and any series of voting preferred stock may be removed only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such trustees. At any time that the holders of Series A Preferred Stock are entitled to vote in the election of the two additional trustees, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our Board of Trustees that results from the removal of such a trustee.

At any time that holders of Series A Preferred Stock have the right to elect two additional trustees as described above but such trustees have not been elected, our secretary must call a special meeting for the purpose of electing the additional trustees upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and all series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of such trustees, unless such a request is received less than 90 days before the date fixed for the next annual meeting of our shareholders, in which case, the additional trustees may be elected at such annual meeting.

Any amendment, alteration, repeal or other change to any provision of our Charter, including the supplementary articles setting forth the terms of the Series A Preferred Stock (whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise) that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock must be approved by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of voting preferred stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class. In addition, the creation, issuance or increase in the authorized number of shares of any class or series of stock having a preference as to dividends or other distributions, whether upon liquidation, dissolution or otherwise, that is senior to the Series A Preferred Stock (or any equity securities convertible or exchangeable into any such shares) requires approval by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of voting preferred stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class.

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The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:

●	any increase or decrease in the number of authorized Common Shares or preferred stock of any series or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking, as to dividends or liquidation preference, equal to, or junior to, the Series A Preferred Stock; or

●	any amendment, alteration or repeal or other change to any provision of our Charter, including the supplementary articles setting forth the terms of the Series A Preferred Stock, as a result of a merger, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remain outstanding with the terms thereof unchanged in all material respects or are exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this bullet point, we may not be the surviving entity. Furthermore, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the last date prior to the first public announcement of an event described in this bullet point or the $25.00 liquidation preference per share of Series A Preferred Stock plus accrued and unpaid dividends (whether or not declared) to, but not including, the date of such event, pursuant to the occurrence of any of the events described in this bullet point (other than an Affiliate Transaction), then such holders will not have any voting rights with respect to the events described in this bullet point.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock.

No Maturity, No Sinking Fund

The Series A Preferred Stock has no stated maturity date and will not be subject to any sinking fund.

Ownership Limits and Restrictions on Transfer

In order to allow us to maintain our qualification as a REIT for federal income tax purposes, ownership and transfer by any person of our outstanding equity securities is restricted in our Charter. To qualify as a REIT under the Code, we must satisfy a number of statutory requirements, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Under our Charter, the trustees may redeem shares or restrict transfers of shares when the trustees, in good faith, believe that such redemption or restriction is necessary to prevent disqualification of REIT status. Additionally, our Charter prohibits any transfer of shares of our stock or any other change in our capital structure that would result in:

●	any person directly or indirectly acquiring beneficial or constructive ownership of more than 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our stock;
●	outstanding shares of our stock being beneficially owned by fewer than 100 persons;
●	us being “closely held” within the meaning of Section 856 of the Code; or
●	us otherwise failing to qualify as a REIT under the Code.

Our Charter requires that any person who acquires or attempts to acquire shares of our stock, in violation of these restrictions, which we refer to as the ownership limits, give at least 15 days’ prior written notice to us. If any person attempts to affect a transfer of shares of our stock, or attempts to cause any other event to occur that would result in a violation of the ownership limits, then:

●	that number of shares the beneficial ownership or constructive ownership of which otherwise would cause such person to violate the ownership limits shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in our Charter, effective as of the close of business on the business day prior to the date of such transfer, and such person shall acquire no rights in such shares; or (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of the ownership limits, then the transfer of that number of shares that otherwise would cause a violation of the ownership limits shall be void ab initio, and the intended transferee shall acquire no rights in such shares.

●	our board of trustees may take any action it deems advisable to refuse to give effect to, or to prevent, any such attempted transfer or other event, including, without limitation, causing us to redeem the shares, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event; provided however, than any transfer or attempted transfer in violation of the ownership limits shall automatically result in the transfer to the Charitable Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of trustees or a committee thereof.

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Shares held by the Charitable Trustee shall be issued and outstanding shares of ours. The violating transferee shall have no rights in the shares held by the Charitable Trustee. The violating transferee shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The violating transferee shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

Every holder of more than 2% of the number or value of outstanding shares of our Series A Preferred Stock must give written notice to us stating the name and address of such owner, the number of shares of stock beneficially or constructively owned and a description of the manner in which the shares are owned. Our board of trustees may, in its sole and absolute discretion, exempt certain persons from the ownership limitations contained in our Charter if ownership of shares of capital stock by such persons would not disqualify us as a REIT under the Code.

Further Issuances

We may create and issue additional shares of Series A Preferred Stock ranking equally with the Series A Preferred Stock, so that such additional shares of Series A Preferred Stock will form a single series with the Series A Preferred Stock offered and will have the same terms.

Conversion

The Series A Preferred Stock will not be convertible into or exchangeable for any other property or securities, except as provided under “—Conversion Rights.”

Preemptive Rights

No holders of Series A Preferred Stock shall, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for our Common Shares or any of our other securities. If the Preferred Stock Amendment is approved, the Series A Preferred Stock will be automatically converted into Common Shares as further discussed in the Preferred Stock Proposal.

Book-Entry Form

The Series A Preferred Stock were issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Trust in accordance with the articles supplementary relating to the Series A Preferred Stock.

Listing

The Series A Preferred Stock is listed on the NYSE American under the ticker “PW.A.”

Registrar, Transfer Agent and Disbursing Agent

The registrar, transfer agent and disbursing agent for dividends and other distributions in respect of our Series A Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

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Differences in Rights of Our Common Shares and Series A Preferred Stock

Differences in the rights represented by our Common Shares and Series A Preferred Stock are summarized below.

Voting Rights	Common Shares: One vote per share on all matters submitted to shareholders.
Series A Preferred Stock: No voting rights other than:
	●	If dividends on the Series A Preferred Stock are not paid, whether or not declared, for six (6) or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock (voting separately as a class with any other series of preferred stock ranking equal to the Series A Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on the Board. The right of holders of Series A Preferred Stock to vote in the election of such trustees will terminate when all dividends accumulated on the outstanding shares of Series A Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the cash payment thereof set aside for payment;

	●	The creation, issuance or increase in the authorized number of shares of any class or series of stock having a preference as to dividends or other distributions, whether upon liquidation, dissolution or otherwise, that is senior to the Series A Preferred Stock (or any equity securities convertible or exchangeable into any such shares) must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of voting preferred stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class; and

	●	Any amendment, alteration, repeal or other change to any provision of the Declaration of Trust (whether by merger, consolidation, transfer or conveyance of all or substantially all of the Trust’s assets or otherwise), including the Articles Supplementary setting forth the terms of the Series A Preferred Stock, that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of Voting Preferred Stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class.

Dividend Rights	Common Shares: The payment of dividends on our Common Shares is at the discretion of our Board. No dividends can be paid on any of our Common Shares until all unpaid dividends on our preferred stock are paid in full. There can be no assurance that dividends will be paid in any particular period or at any particular level, or sustained in future periods based on past timing of payments and payments levels.

Series A Preferred Stock: Dividends on the Series A Preferred Stock are payable quarterly in arrears for the preceding dividend period on the 15th day of March, June, September and December of each year or, if not a business day, the next succeeding business day, to all holders of record on the applicable record date, at a rate per annum of 7.75% of the $25.00 liquidation preference per share of Series A Preferred Stock, out of funds legally available for payment of dividends.

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Optional Redemption	Common Shares: We do not have right to redeem Common Shares.

Series A Preferred Stock: The Trust, at its option, upon giving notice to the Series A Preferred Shareholders, may redeem the Series A Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date of redemption.
Redemption	Common Shares: Holders have no right to require redemption.

Series A Preferred Stock: Upon the listing of the Series A Preferred Stock on the NYSE American on or before April 30, 2014, holders thereof have no right to require redemption.

The Series A Preferred Stock may be redeemed at the option of the Trust, in whole or in part, upon any of the following:

●	Any time on and after February 28, 2019;

●	If, at any time, the Series A Preferred Stock is not listed on an eligible stock exchange or quotation system and the Trust is not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock remains outstanding (a “Delisting Event”); or

●	Within one hundred and twenty (120) days of the occurrence of a Change of Control (as defined in the Articles Supplementary), subject to certain exceptions.

Any such redemption at the option of the Trust shall be at a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the date of such redemption (unless the redemption date is after a Dividend Payment Record Date (as defined in the Articles Supplementary) and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price), without interest, upon the giving of notice.
Optional Conversion	Common Shares: Not convertible.

Series A Preferred Stock: Upon the occurrence of a Delisting Event or a Change of Control, unless the Trust provides proper notice of its election to redeem shares of the Series A Preferred Stock, each holder of Series A Preferred Stock has the right to convert all or part of such holder’s Series A Preferred Stock to Common Shares into a number of Common Shares equal to the lesser of: (x) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the conversion date by (ii) the average of the closing price per share of the Common Shares on the ten (10) consecutive trading days immediately preceding the Change of Control or the Delisting Event, as applicable, or the amount of cash consideration per Common Share to be paid to the holders of Common Shares in connection with a Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash and (y) 0.5 Common Shares.
Forced Conversion	Common Shares: We have no right to force conversion of Common Shares into another security.

Series A Preferred Stock: If the Preferred Amendment is approved, then the Series A Preferred Stock, upon filing of the Preferred Stock Amendment, will automatically be converted into Common Shares, with each share of Series A Preferred Stock being converted into 0.5 Common Shares.
Liquidation	Common Shares: Distributions only made to holders of Common Shares if liquidation preferences of preferred stock are satisfied.

Series A Preferred Stock: Series A Preferred Shareholders are entitled to receive out of the assets of the Trust legally available for distribution to shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) up to, but not including, the date of payment, before any distribution or payment may be made to holders of Common Shares or holders of any equity securities of the Trust that rank junior to the Series A Preferred Stock as to liquidation rights.
Fractional Shares	Fractional Common Shares will not be distributed in connection with the Conversion pursuant to the Preferred Stock Amendment. Instead, any fractional shares will be rounded down to the nearest whole number of shares for each holder.

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The Board Nominee Proposal

Background and Reasons for the Board Nominee Proposal

As previously disclosed, because dividends on the Series A Preferred Stock have not been declared or paid for six (6) or more quarterly periods, the holders of Series A Preferred Stock have become entitled, voting separately as a class, to elect two additional trustees to the Board pursuant to Section 8(a) of the Articles Supplementary (the “Preferred Board Right”). The Trust received a request from a group of Series A Preferred Shareholders to exercise the Preferred Board Right, which the Trust determined did not satisfy the procedural requirements of the Articles Supplementary. The Board is including the Board Nominee Proposal in this Proxy Statement in order to afford Series A Preferred Shareholders the opportunity to exercise the Preferred Board Right in an orderly fashion at the Special Meeting.

The nominees for election as additional trustees pursuant to the Board Nominee Proposal are Alexander Kachmar and David Cacciapaglia (the “Nominees”). The Nominees were nominated by a group of Series A Preferred Shareholders (the “Nominating Group”) composed of Bradley & Daytona Railway and Land Co. LLC, Alexander Kachmar, D & C Cacciapaglia Living Trust, U/A DTD 02/01/2013, David Cacciapaglia Family Trust, U/A DTD 11/25/2020, and David Cacciapaglia, acting together solely for purposes of nominating and voting on the election of additional trustees under Section 8(a) of the Articles Supplementary. The arrangements among the members of the Nominating Group are more fully described in Amendment No. 4 to the Schedule 13D relating to the Series A Preferred Stock filed with the SEC on May 27, 2026.

Alexander Kachmar

Alexander Kachmar, age 44, is a private investor and serves as Managing Principal and Board member of Bradley & Daytona Railway and Land Co., a private investment firm focused on real estate and infrastructure assets and investments in marketable equity and debt securities. Since 2022, Mr. Kachmar has been serving as Senior Vice President of Palomar Holdings, Inc. (NASDAQ: PLMR), a specialty property and casualty insurer. Mr. Kachmar worked in the renewable energy industry from 2012 to 2022, including serving as Lead Consultant at NextEra Energy, Inc. (NYSE: NEE) and as a Director at Array Technologies, Inc. (NASDAQ: ARRY), where he assisted the company in its transition from private equity ownership through its initial public offering and public listing in 2020. Mr. Kachmar began his career in the Real Estate Investment Trust (“REIT”) industry, serving from 2005 to 2012 as a Manager in the REIT advisory practice at FTI Consulting, Inc. (NYSE: FCN), where he advised publicly traded REITs across multiple property sectors on financial and corporate governance matters. Mr. Kachmar holds a Master of Science in Management from the New Jersey Institute of Technology and a Bachelor of Science in Business Administration from Boston University.

The Nominating Group believes Mr. Kachmar’s experience in capital markets, real estate investing and corporate governance, combined with his industry experience in the REIT sector and renewable energy, qualifies him to serve on the Trust’s Board of Trustees.

David Cacciapaglia

David Cacciapaglia, age 48, is a private investor and Managing Principal of FREP, LLC, a real estate advisory and investment firm focused on both public and private markets. He has over 20 years’ experience in the real estate investment and management industry. From 2020 through 2024, and 2002 through 2011, Mr. Cacciapaglia was employed by Clarion Partners, where he was at various times responsible for acquisitions, asset management and portfolio management, across property types, U.S. geography and investment risk profiles. From 2017 to 2020 he was a Partner at Metropolitan Pacific, a mixed-use and residential development firm. Between 2013 and 2017, Mr. Cacciapaglia was a Managing Director with Guggenheim Partners, where he was co-head and an Investment Committee member of the real estate debt group, with responsibility for an investment portfolio consisting of private real estate debt, CMBS, CRE CDOs, and special situations. From 2011 to 2013 he worked at Rockwood Capital, with responsibilities for asset management of various product types. Prior to 2002, Mr. Cacciapaglia was employed in the Mergers and Acquisitions department of both Robertson Stephens and Appleby Capital. He received a BS in Finance from Boston College and an MBA from New York University, and has been an active member of the Urban Land Institute for over ten years.

The Nominating Group believes Mr. Cacciapaglia’s experience in real estate investment, management and capital markets, as well as his leadership roles in the investment management industry, qualifies him to serve on the Trust’s Board of Trustees.

If the Preferred Stock Proposal is approved and the Board thereafter effects the Conversion, the Series A Preferred Stock will cease to be outstanding and the Preferred Board Right will terminate. Accordingly, the Board has determined that any Nominee elected pursuant to the Board Nominee Proposal will take office as a trustee only if, and for so long as, the Preferred Stock Proposal is not approved, or the Board does not effect the Conversion prior to the one-year anniversary of Series A Preferred Shareholder approval of the Preferred Stock Proposal described above. If the Conversion is thereafter effected, any trustee elected pursuant to the Board Nominee Proposal will cease to serve as a trustee effective as of the Conversion Effective Time, and the size of the Board will automatically decrease accordingly.

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Required Vote

The affirmative vote of a plurality of the votes cast by holders of Series A Preferred Stock present in person or by proxy at the Special Meeting and entitled to vote is required to elect each Nominee. You may vote FOR or WITHHOLD your vote with respect to each Nominee. The Board Nominee Proposal is considered a non-routine matter and, as such, brokers do not have discretion to vote on the Board Nominee Proposal without your instruction. Abstentions and broker non-votes will have no effect on the outcome of the Board Nominee Proposal.

Our Board recommends a vote “FOR” the election of each of the Nominees named in the Board Nominee Proposal.

The Adjournment Proposal

Reasons for the Adjournment Proposal

The Board believes that if we fail to receive a sufficient number of votes to approve the Preferred Stock Proposal, it is in the best interests of the Trust’s shareholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Preferred Stock Proposal.

In the Adjournment Proposal, we are asking Series A Shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our Series A Shareholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Preferred Stock Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that the holders of two-thirds (66 2/3%) of the Series A Preferred Stock that is outstanding and entitled to vote at the Special Meeting will vote against the Preferred Stock Proposal, we could adjourn or postpone the Special Meeting without a vote on the Preferred Stock Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Preferred Stock Proposal.

Required Vote

The affirmative vote of the holders of a majority of shares of Series A Preferred Stock present at the Special Meeting in person or by proxy and casting a vote on the Adjournment Proposal is required to approve the Adjournment Proposal. You may vote for, against or expressly abstain with respect to the Adjournment Proposal. The Adjournment Proposal is considered a non-routine matter and, as such, brokers do not have discretion to vote on the Adjournment Proposal without your instruction. If you do not instruct your broker how to vote on the Adjournment Proposal, your broker will not be able to vote your Series A Preferred Stock on the Adjournment Proposal. Abstentions will have no effect on the outcome of the Adjournment Proposal. Broker non-votes are not expected with respect to the Adjournment Proposal.

Our Board recommends a vote “FOR” the approval of the Adjournment Proposal.

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Securities Ownership

The following table sets forth certain information regarding the beneficial ownership and voting power of our common shares as of the Record Date, [__], 2026, by: (i) each person who owns more than 5% of our outstanding Series A Preferred Stock and who has filed a Schedule 13D with the SEC that is publicly available to the Trust and others at www.sec.gov, (ii) each of our trustees and named executive officers and (iii) all of our trustees and current executive officers as a group. Unless otherwise indicated, the business address of each person listed is c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

Percentage of ownership is based on 336,944 shares of our Series A Preferred Stock outstanding as of the Record Date.

	Owned as of the Record Date
Name of Beneficial Owner	Number of Shares	% of Outstanding Shares(6)
Trustees and Executive Officers
David H. Lesser	0	0%
Susan H. Hollander	0	0%
William S. Susman	0	0%
Patrick R. Haynes, III	0	0%
Dionisio D’Aguilar	0	0%
Brent Morrison	0	0%
All trustees and executive officers as a group	0	0%
5% Beneficial Owners
Henry Posner III(1)	34,000	10.09%
Saquib Fasih Toor(2)	29,330	8.70%
Alexander Kachmar(3)	26,610	7.90%

*	Less than 1%

(1)	Represents shares of Series A Preferred Stock held by Henry Posner III, based on a Schedule 13D filed with the SEC on February 10, 2026.

(2)	Represents shares of Series A Preferred Stock held by Saquib Fasih Toor, based on a Schedule 13D filed with the SEC on August 6, 2026.

(3)	Represents an aggregate of 26,610 shares of Series A Preferred Stock beneficially owned by Alexander Kachmar, consisting of (i) 10,500 shares held directly by Mr. Kachmar and (ii) 16,110 shares held by Bradley & Daytona Railway and Land Co. LLC (“Bradley & Daytona”), of which Mr. Kachmar is the managing member and over which he has sole voting and dispositive power, based on Amendment No. 7 to the Schedule 13D relating to the Series A Preferred Stock filed with the SEC on August 27, 2026. Mr. Kachmar, one of the Nominees under the Board Nominee Proposal, and Bradley & Daytona are members of a group, together with D & C Cacciapaglia Living Trust, David Cacciapaglia Family Trust, and David Cacciapaglia, that collectively beneficially owned 39,921 shares of Series A Preferred Stock, or approximately 11.85% of the outstanding Series A Preferred Stock, as of the date of that filing. See “The Board Nominee Proposal”.

Common Share Ownership

The following table sets forth certain information regarding the beneficial ownership and voting power of our Common Shares as of the Record Date by: (i) each person who owns more than 5% of our outstanding Common Shares and who has filed a Schedule 13D with the SEC that is publicly available to the Trust and others at www.sec.gov, (ii) each of our trustees and named executive officers and (iii) all of our trustees and current executive officers as a group. Unless otherwise indicated, the business address of each person listed is c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Percentage of ownership is based on 367,120 Common Shares outstanding as of the Record Date.

Name of Beneficial Owner	Number of Shares	% of Outstanding Shares
Trustees and Executive Officers
David H. Lesser(1)	73,670	19.09%
Susan H. Hollander(2)	980	*
William S. Susman(3)	1,674	*
Patrick R. Haynes, III(4)	2,559	*
Dionisio D’Aguilar(5)	1,060	*
Brent Morrison(6)	—	*
All trustees and executive officers as a group	79,943	20.72%
5% Beneficial Owners
Henry Posner III(7)	34,000	9.26%

* Less than 1%

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(1)	Mr. Lesser beneficially owns (i) 73,670 Common Shares, which includes: (a) 51,803 Common Shares owned directly by Mr. Lesser, (b) 6,867 Common Shares owned indirectly through 13310 LMR2A LLC, for which Mr. Lesser acts as the Co-Managing Member, and (ii) 10-year options granted on July 15, 2022 to purchase 15,000 Common Shares at $134.40 per share, all of which have vested. Does not include 9,259 Common Shares owned by MEL Generation Skipping Trust, an irrevocable trust set up for the children of David H. Lesser (the “MEL Trust”). Mr. Lesser disclaims any beneficial, pecuniary or residual interest in the shares owned by the MEL Trust, does not serve as trustee of the MEL Trust and does not have the power to revoke the MEL Trust.

(2)	Ms. Hollander beneficially owns 980 Common Shares, which includes 10-year options granted on July 15, 2022 to purchase 750 Common Shares at $134.40 per share, all of which have vested as of the Record Date.

(3)	Mr. Susman beneficially owns 1,674 Common Shares, which includes 10-year options granted on July 15, 2022 to purchase 1,000 Common Shares at $134.40 per share, all of which have vested as of the Record Date.

(4)	Mr. Haynes beneficially owns 2,559 Common Shares, which includes: (a) 409 Common Shares owned directly by Mr. Haynes, (b) 1,150 Common Shares owned indirectly through JRC Management LLC, for which Mr. Haynes acts as the Managing Member, and (c) 10-year options granted on July 15, 2022 to purchase 1,000 Common Shares at $134.40 per share, all of which have vested as of the Record Date.

(5)	Mr. D’Aguilar beneficially owns 1,060 Common Shares, which includes 10-year options granted on July 15, 2022 to purchase 1,000 Common Shares at $134.40 per share, all of which have vested as of the Record Date.

(6)	Mr. Morrison was appointed as a trustee of the Board of Trustees in July 2026 and does not currently own any of our Common Shares.

(7)	Based solely on information reported in Henry Posner III’s Schedule 13D/A filed with the SEC, Mr. Posner beneficially owns 34,000 Common Shares, representing approximately 9.26% of our Common Shares outstanding.

Other matters

Principal Executive Offices

The Trust’s principal executive offices are located at 301 Winding Road, Old Bethpage, NY 11804.

Other Matters to Come Before the Special Meeting

No business shall be transacted at the Special Meeting except as specifically designated in the accompanying Notice of Special Meeting of Series A Preferred Shareholders.

Householding of Proxy Materials

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding.” If you did not respond that you did not want to participate in householding, then you were deemed to have consented to householding, and your broker or bank will be sending only one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In all events, if you did not receive an individual copy of this proxy statement or our 2024 Annual Report, and wish to do so, we will send you such a copy or copies if you send a written request to us at our principal executive offices at 301 Winding Road, Old Bethpage NY 11804, Attention: Investor Relations, or telephone us at (212) 750-0371. If your household is receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

No Dissenters’ Rights

The corporate action described in this Proxy Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES, YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT OR, WHERE INFORMATION RELATES TO ANOTHER DATE SET FORTH IN THIS PROXY STATEMENT, AS OF THAT DATE.

28

Appendix A

Form of Articles of Amendment

7.75% SERIES A CUMULATIVE

REDEEMABLE PERPETUAL PREFERRED STOCK

LIQUIDATION PREFERENCE $25.00 PER SHARE

POWER REIT

ARTICLES OF AMENDMENT

Power REIT, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Under the power contained in Article VI, Section 6.2 of the declaration of trust of the Trust (the “Declaration of Trust”), the Board of Trustees of the Trust (the “Board of Trustees”) by duly adopted resolutions classified 1,675,000 shares of 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock Liquidation Preference $25.00 per Share (the “Series A Preferred Stock”) with the preferences, conversion and other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in the Articles Supplementary for the Series A Preferred Stock that were filed with, and accepted for record by, the SDAT on February 12, 2014, and on January 8, 2021 (together, the “Articles Supplementary”).

SECOND: A new Section [__] of Paragraph 8 of the terms of the Series A Preferred Stock set forth in the Articles Supplementary is hereby inserted to read as follows:

“Upon this Amendment becoming effective (the “Conversion Effective Time”), automatically and without any action by the holder thereof, (i) each share of Series A Preferred Stock issued and outstanding shall be converted into 0.5 validly issued, fully paid and nonassessable shares of Common Stock, and (ii) the designation of the Series A Preferred Stock and all matters set forth in the Articles Supplementary of the Series A Preferred Stock, as amended to date, shall be eliminated. From and after the Conversion Effective Time, (i) shares of Series A Preferred Stock shall no longer be issued or outstanding and shall be automatically cancelled and retired and (ii) each certificate representing shares of the Series A Preferred Stock shall represent that number of shares of the Common Stock into which the shares of Series A Preferred Stock previously represented by such certificate were converted as of the Conversion Effective Time. All holders of record of shares of Series A Preferred Stock shall be given notice of the Conversion Effective Time. Such notice need not be given in advance of the Conversion Effective Time.”

THIRD: The foregoing amendment to the Articles Supplementary has been duly advised by the Board and approved by the Series A Preferred Shareholders and the common shareholders of the Trust as required by law.

FOURTH: The undersigned officer acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed in its name and on its behalf by its [             ] and attested to by its [                     ] on this day of [●], 2026.

POWER REIT

By:

Name:

Title:

A-1

Form of Proxy Card

Power REIT

c/o Broadridge Financial Solutions, Inc.

P.O Box 1342

Brentwood, NY 11717

SUBMIT A PROXY TO VOTE BY INTERNET - www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS -

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Vote by Phone – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

The Board of Trustees recommends you vote FOR the following proposals:		For	Against	Abstain

1.

To approve an amendment to the Articles Supplementary to our Declaration of Trust relating to the 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock Liquidation Preference $25.00 per Share (“Series A Preferred Stock”), in the form set forth in Appendix A to the attached proxy statement (the “Preferred Stock Amendment”), to provide that each share of Series A Preferred Stock shall be automatically converted into 0.5 of our common shares, upon the effective time of the Preferred Stock Amendment.

		☐	☐	☐
2.

If the Preferred Stock Proposal is not approved, or the Board does not effect the Conversion described therein, to elect Alexander Kachmar and David Cacciapaglia as additional trustees of the Board of Trustees (as more fully described in the accompanying proxy statement).

		☐	☐	☐
3.	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No. 1.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Concerning the Availability of Proxy Materials for the

Special Meeting to be Held on [_________], 2026:

The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

Power REIT

Special Meeting of Series A Preferred Shareholders

[_________], 2026 AT 10:00 A.M. (LOCAL TIME)

This proxy is solicited by the Board of Trustees.

The undersigned shareholder hereby appoints David H. Lesser and Susan Hollander, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the reverse side hereof, all of the shares of Series A Preferred Stock of Power REIT (the “Trust”) that the undersigned is entitled to vote at the Special Meeting of Series A Preferred Shareholders of the Trust to be held on [_________], 2026 at 10:00 A.M. (local time), or any adjournment thereof (the “Meeting”), with all powers the undersigned would possess if present at the Meeting.

THIS PROXY CARD WILL BE VOTED FOR EACH PROPOSAL.